UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☐	Soliciting Material Pursuant to §240.14a-12

Entergy Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Entergy Corporation 639 Loyola Avenue New Orleans, LA 70113

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FRIDAY, MAY 8, 2020

On April 23, 2020, Entergy Corporation (the “Company”) issued the following press release related to a change to the format of the Company’s 2020 Annual Meeting of Shareholders (the “2020 Annual Meeting”) to be held on Friday, May 8, 2020. As described below, the 2020 Annual Meeting will now be held in a virtual-only meeting format.

The following Notice of Change to Virtual Meeting Format supplements the 2020 Proxy Statement and Notice of Annual Meeting of Shareholders (the “Proxy Statement”) of the Company filed with the Securities and Exchange Commission (the “SEC”) on March 27, 2020 and subsequently mailed or made available to the Company’s shareholders in connection with the solicitation of proxies by the Company’s Board of Directors for use at the 2020 Annual Meeting.

These supplemental proxy materials are being filed with the SEC on April 23, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE COMPANY’S PROXY STATEMENT.

Entergy Corporation
639 Loyola Avenue
New Orleans, LA 70113

Date:	April 23, 2020

For Release:	Immediately

Contact:	Neal Kirby (Media) 504-576-4238 nkirby@entergy.com	David Borde (Investor Relations) 504-576-5668 dborde@entergy.com

Entergy to Hold 2020 Annual Meeting of Shareholders Virtually
NEW ORLEANS - Entergy Corporation (NYSE: ETR) announced today that due to the public health impact of the novel coronavirus (COVID-19) pandemic and to support the health and well-being of its employees, shareholders, and other meeting participants, the company will hold its annual meeting of shareholders, scheduled for Friday, May 8, 2020, at 10:00 a.m. Central time, in a virtual meeting format only.
The virtual meeting will be webcast and can be accessed by all shareholders on the day of the meeting at www.virtualshareholdermeeting.com/ETR2020 using the 16-digit control number on their proxy card, voting instruction form, or notice. The company has designed the format of the annual meeting to ensure that shareholders are afforded opportunities to participate in the meeting, including voting electronically and asking questions using online tools.
For additional information regarding accessing and participating in the virtual meeting, please refer to the Company's supplemental proxy materials filed with the Securities and Exchange Commission on April 23, 2020 and available on the "SEC Filings" section of Entergy's Investor website at https://entergycorporation.gcs-web.com/financial-information/sec-filings.

As described in the proxy materials for the annual meeting, Entergy shareholders are entitled to attend and vote at the annual meeting only if they held shares as of the close of business on March 9, 2020, the record date designated by the board for the meeting, or hold a legal proxy for another shareholder.
About Entergy Corporation
Entergy Corporation (NYSE: ETR) is an integrated energy company engaged primarily in electric power production and retail distribution operations. Entergy owns and operates power plants with approximately 30,000 megawatts of electric generating capacity, including nearly 9,000 megawatts of nuclear power. Entergy delivers electricity to 2.9 million utility customers in Arkansas, Louisiana, Mississippi and Texas. Entergy has annual revenues of $11 billion and approximately 13,600 employees.
entergy.com
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Twitter: @Entergy

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 8, 2020

To Entergy Corporation Shareholders:

Due to the emerging public health impact of the novel coronavirus (COVID-19) outbreak and to support the health and well-being of our employees, shareholders, and other meeting participants, NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Entergy Corporation has been changed to a virtual meeting format. As previously announced, the Annual Meeting will be held on Friday, May 8, 2020 at 10:00 a.m. Central Time. We advised in our Notice of 2020 Annual Meeting of Shareholders that this meeting may be held by means of remote communication. In light of public health concerns related to the coronavirus outbreak, this confirms that the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically.

Access to the Audio Webcast of the Annual Meeting. As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 9, 2020, the record date. The live audio webcast of the Annual Meeting can be accessed by shareholders on the day of the meeting at www.virtualshareholdermeeting.com/ETR2020 and will begin promptly at 10:00 a.m. Central Time. Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting to allow time to log-in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time. If you were not a shareholder as of March 9, 2020, you may still view a webcast of the meeting by visiting www.virtualshareholdermeeting.com/ETR2020.

Log-in Instructions. To attend the virtual Annual Meeting, you will need to log-in to www.virtualshareholdermeeting.com/ETR2020 using the 16-digit control number found on the proxy card, voting instruction form, or notice you previously received.

Submitting Questions. During the Annual Meeting, you will be able to submit questions on the virtual meeting website: www.virtualshareholdermeeting.com/ETR2020. You may also submit questions in advance of the 2020 Meeting using the same 16-digit control number at www.proxyvote.com until May 6, 2020 at 5:00 p.m. Eastern Time.

Voting. You may vote your shares in advance of the Annual Meeting by using the Internet at www.proxyvote.com; calling 1-800-690-6903 if you are in the United States and Canada; scanning the QR Code on your proxy card, notice or voting instruction form, or mailing your signed and dated proxy card or voting instruction form. You may vote during the meeting at www.virtualshareholdermeeting.com/ETR2020.

Technical Assistance. Beginning 15 minutes prior to the Annual Meeting, we will have support available should you experience any technical difficulties in accessing the virtual meeting. Instructions for requesting technical assistance will be located at www.virtualshareholdermeeting.com/ETR2020.
Whether or not you plan to attend the Annual Meeting, we urge you to vote in advance of the meeting by one of the methods described in the proxy materials. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change to a virtual meeting format, but may continue to be used to vote your shares in connection with the Annual Meeting.

Rules of Conduct. You can view the Agenda and the Rules of Conduct for the Annual Meeting after you log-in to the virtual meeting website at www.virtualshareholdermeeting.com/ETR2020.

Shareholder List. During the Annual Meeting, the list of our shareholders of record will be available for viewing by shareholders at www.virtualshareholdermeeting.com/ETR2020.

Replay. A webcast playback of the Annual Meeting will be available at www.virtualshareholdermeeting.com/ETR2020 within approximately 24 hours after the completion of the meeting.

By order of the Board of Directors,

Marcus V. Brown
Executive Vice President and General Counsel
April 23, 2020

The Annual Meeting on May 8, 2020 at 10:00 a.m. Central Time may be attended virtually at www.virtualshareholdermeeting.com/ETR2020. The proxy statement and annual report are available on the virtual meeting site when you log-in or on our Investor Relations website at https://www.entergy.com/investor_relations/annual_publications.aspx. Additionally, you may access our proxy materials at https://www.sec.gov.